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                                 EXHIBIT 10.1.1
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                                                               EXECUTION VERSION

                    AMENDMENT NO. 1 TO ACQUISITION AGREEMENT
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     THIS AMENDMENT NO. 1 TO ACQUISITION AGREEMENT made as of this 31st day of
July, 1994 by and between Brown & Sharpe Manufacturing Company, a Delaware corporation with its principal offices at 200 Frenchtown Road, Precision Park, North Kingstown, Rhode Island 02852 U.S.A. ("Brown & Sharpe") and Finmeccanica S.p.A., an Italian corporation, operating through its Elsag Bailey division, with offices at Via Puccini, 2, 16154 Genoa, Italy ("Finmeccanica").

     WHEREAS, the parties have entered into an Acquisition Agreement dated as of June 10, 1994 ("Acquisition Agreement") with regard to the acquisition by Brown & Sharpe of all of the issued and outstanding shares of capital stock of DEA S.p.A., a subsidiary of Finmeccanica;

     WHEREAS, the parties wish to amend the Acquisition Agreement in the manner provided herein;

     NOW, THEREFORE, Finmeccanica and Brown & Sharpe hereby agree as follows:

     1.   Definitions.  Capitalized terms used herein and not otherwise defined
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shall have meanings ascribed to them in the Acquisition Agreement.

     2.   Amount of Assumed Indebtedness.  (a) The reference to "8,000 Million
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Italian Lire ("Lit.") denominated Indebtedness ("Lit. Debt")" in Section 1.3A, clause (w) of the Acquisition Agreement shall be amended by substituting "9,814 Million Italian Lire ("Lit.") denominated Indebtedness" therefor.

     (b) The reference to "$9,897,960 U.S. Dollar denominated Indebtedness ("U.S. Debt")" in Section 1.3A, clause (x) of the Acquisition Agreement shall be amended by substituting "$8,741,072 U.S. Dollar denominated Indebtedness ("U.S. Debt")" therefor.

     (c) The reference to "8 Billion Lit. Indebtedness" in Section 13 of the Acquisition Agreement shall be amended by substituting "9,814 Million Lit. Indebtedness" therefor.

     (d) Any reference in Schedule 3.5.1 or any other section or schedule of the Acquisition Agreement to "8 Billion Lit. Indebtedness" or to "$9,897,960 U.S. Dollar denominated Indebtedness" shall be deemed revised to refer to "9,814 Million Lit. Indebtedness" and to "$8,741,072 U.S. Dollar denominated Indebtedness", respectively Schedule 3.5.1 to the Acquisition Agreement is hereby substituted in its entirety by Exhibit A attached hereto and incorporated herein by reference.

     (e) The parties hereby agree that the increase in Lit. Debt provided for at
Section 2(a) above results specifically and solely from the Lit. 3,003 Million in aggregate principal amount of new Lit. Debt incurred by the Company during the period from January 1, 1994 through July 31, 1994 by virtue of loans advanced to the Company under Contract Nos. 1171, 2229 and 2230 with the Ministero dell'Industria of the Republic of Italy (net of repayments of principal made by the Company in respect of Indebtedness owed to Istituto Mobiliare Italiano, Mediocredito Piemontese and Ministero dell'Industria).

     (f) The amount of the accrual for TFR Liabilities of the Company and the Subsidiaries attributable to CIGS Employees reflected on and as of the date of the Pricing Balance Sheet, not to exceed Lit. 1,700 Million, shall be applied solely to reduce the amount of U.S. Debt reflected in Section 1.3A, clause (x) of the Acquisition Agreement, as amended by Section 2(b) above, and shall be
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converted to U.S. Dollars at an exchange rate of U.S. $1.00/Lit. 1585.90, in lieu of the U.S. Dollar/Lit. exchange rate in effect on the business day immediately preceding July 31, 1994 as published in Sole 24 Ore. For purposes
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of illustration only, in the event that such accrual for TFR Liabilities is Lit.
1,700 Million, the countervalue in U.S. Dollars which shall be applied to reduce U.S. Debt shall be US$1,071,946.

     3.   Continuing Effectiveness.  Except to the extent modified by this
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Amendment No. 1 to Acquisition Agreement, all terms and conditions of the
Acquisition Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 to Acquisition Agreement, as attested by their respective Secretaries, as of the date and year first above written.

ATTEST:                          BROWN & SHARPE MANUFACTURING
                                 COMPANY



                                 By:
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                                    Title:  Vice President and Chief Financial
                                            Officer

ATTEST:                          FINMECCANICA S.p.A. (through its Elsag Bailey
                                 Division)



                                 By:
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                                    Title:  President